Exhibit 99.2

URBAN EDGE PROPERTIES

SUPPLEMENTAL DISCLOSURE
PACKAGE

December 31, 2020

Urban Edge Properties
888 7th Avenue, New York, NY 10019
NY Office: 212-956-2556
www.uedge.com

URBAN EDGE PROPERTIES
SUPPLEMENTAL DISCLOSURE
December 31, 2020
(unaudited)

TABLE OF CONTENTS
Page
Press Release
Fourth Quarter 2020 Earnings Press Release	1

Overview
Summary Financial Results and Ratios	10

Consolidated Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Income	12

Non-GAAP Financial Measures and Supplemental Data
Supplemental Schedule of Net Operating Income	13
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	14
Funds from Operations	15
Market Capitalization, Debt Ratios and Liquidity	16
Additional Disclosures	17

Leasing Data
Tenant Concentration - Top Twenty-Five Tenants	18
Leasing Activity	19
Retail Portfolio Lease Expiration Schedules	20

Property Data
Property Status Report	22
Property Acquisitions and Dispositions	25
Development, Redevelopment and Anchor Repositioning Projects	26

Debt Schedules
Debt Summary	28
Mortgage Debt Summary	29
Debt Maturity Schedule	30

COVID-19 Disclosure	31

Urban Edge Properties		For additional information:
888 Seventh Avenue		Mark Langer, EVP and
New York, NY 10019		Chief Financial Officer
212-956-2556

FOR IMMEDIATE RELEASE:

Urban Edge Properties Reports Fourth Quarter and Full Year 2020 Results
-- Declares First Quarter Dividend of $0.15 per Common Share --

NEW YORK, NY, February 17, 2021 - Urban Edge Properties (NYSE:UE) (the "Company") today announced its results for the quarter and year ended December 31, 2020.

Financial Results(1)(2)
•Generated net income attributable to common shareholders of $19.0 million, or $0.16 per diluted share, for the quarter compared to $3.4 million, or $0.03 per diluted share, for the fourth quarter of 2019 and $93.6 million, or $0.79 per diluted share, for the year ended December 31, 2020 compared to $109.5 million, or $0.91 per diluted share, for the year ended December 31, 2019.
•Generated Funds from Operations applicable to diluted common shareholders ("FFO") of $49.0 million, or $0.40 per share, for the quarter compared to $34.8 million, or $0.27 per share, for the fourth quarter of 2019 and $156.3 million, or $1.27 per share, for the year ended December 31, 2020 compared to $167.1 million, or $1.31 per share, for the year ended December 31, 2019.
•Generated FFO as Adjusted of $28.0 million, or $0.23 per share, for the quarter compared to $36.3 million, or $0.29 per share, for the fourth quarter of 2019 and $107.5 million, or $0.88 per share, for the year ended December 31, 2020 compared to $147.4 million, or $1.16 per share, for the year ended December 31, 2019.
Operating Results(1)(3)
•Reported a decline in same-property Net Operating Income ("NOI") including properties in redevelopment of 16.6% compared to the fourth quarter of 2019 and a decline of 14.1% compared to the year ended December 31, 2019. Results for the quarter and year ended December 31, 2020 were negatively impacted by rental revenue deemed uncollectible of $6.1 million and $30.9 million, respectively, primarily due to the COVID-19 pandemic.
•Reported a decline in same-property NOI excluding properties in redevelopment of 16.1% compared to the fourth quarter of 2019 and a decline of 14.2% compared to the year ended December 31, 2019. Results for the quarter and year ended December 31, 2020 were negatively impacted by rental revenue deemed uncollectible of $6.1 million and $30.8 million, respectively, primarily due to the COVID-19 pandemic.
•Reported same-property portfolio occupancy of 91.8%, a decrease of 130 basis points compared to September 30, 2020 and a decrease of 110 basis points compared to December 31, 2019. The decline in occupancy was primarily due to the bankruptcy of Century 21, which had a negative impact of 110 basis points.
•Reported consolidated occupancy of 89.4%, a decrease of 350 basis points compared to September 30, 2020 and a decrease of 350 basis points compared to December 31, 2019, which includes the negative impact of 190 basis points from the acquisition of Sunrise Mall in December 2020 (66% occupied).
•Executed 27 new leases, renewals and options totaling 201,000 sf during the quarter. Same-space leases totaled 181,000 sf and generated average rent spreads of 2.0% on a GAAP basis and (6.0)% on a cash basis.
Balance Sheet and Liquidity(1)(4)(5)(6)
The Company continues to maintain one of the strongest and most liquid balance sheets in the sector.
Balance sheet highlights as of December 31, 2020, include:
•Total liquidity of approximately $1 billion, comprised of $419 million of cash on hand and $600 million available under our revolving credit agreement.
•Weighted average term to maturity of 5.5 years with no debt maturing until 2022.

•Total market capitalization of approximately $3.2 billion comprised of 121.7 million fully-diluted common shares valued at $1.6 billion and $1.6 billion of debt.
•Net debt to total market capitalization of 37%.
•Net debt to Adjusted Earnings before interest, tax, depreciation and amortization for real estate ("EBITDAre") of 6.6x.

Acquisition and Disposition Activity
On December 31, 2020, the Company acquired Sunrise Mall in Massapequa, NY for $29.7 million. The property encompasses 1.2 million square feet of retail space situated on 77 acres in Nassau County, Long Island. The mall is currently 66% occupied with anchor tenants including Macy’s, Sears and Dick's Sporting Goods.
In January 2021, the Company sold a portion of its property, Lodi Commons, in Lodi, NJ for $7.2 million.

Development and Redevelopment
The Company has $132.4 million of active redevelopment projects under way, of which $86.6 million remains to be funded. These projects are expected to generate an approximate 8% unleveraged yield.

Active redevelopment projects include $83.5 million of projects related to large anchor leases executed during the year including high-performing grocers, as well as a project to convert former retail space into an industrial warehouse facility that will be occupied by a wholesale grocer.

The Company continues to evaluate all assets to determine highest and best uses, including retail, industrial, residential, commercial and storage opportunities. These redevelopment projects are consistent with our strategy to upgrade our tenant mix to better serve the communities surrounding our assets particularly where a leading grocer can be added to the property.

Financing and Investing Activities
In December 2020, the Company executed a loan modification agreement pertaining to the $129 million, 4.4% mortgage loan encumbering Las Catalinas Mall in Puerto Rico. The loan has been modified to include the following terms:
•An option for the Company to repay the loan at a discounted value of $72.5 million, a $56.5 million reduction to the balance at closing, beginning in August 2023 through the extended maturity date;
•An extension of the loan’s maturity date from August 2024 to February 2026; and
•A conversion from an amortizing 4.4% loan to interest only payments with a reduced interest pay rate over the next three years, starting at 3% in 2021 and increasing 50 basis points annually until returning to 4.4% in 2024 and thereafter.
The Company incurred $3.1 million of transaction fees and expenses related to the restructuring of the Las Catalinas Mall mortgage which has been recorded within general and administrative expenses during the fourth quarter.

Dividend
On February 17, 2021, the Board of Trustees declared a regular quarterly dividend of $0.15 per common share. The dividend will be payable on March 31, 2021 to common shareholders of record on March 15, 2021.

COVID-19 Business Update
As of February 12, 2021, the Company collected 93% of gross rent for the fourth quarter 2020, up from 89% and 81% as of the dates we reported collections for the third and second quarter of 2020, respectively. Additional information related to the COVID-19 pandemic is included in this quarterly supplemental disclosure package beginning on page 31.

(1) Refer to "Non-GAAP Financial Measures" and "Operating Metrics" for definitions and additional detail.
(2) Refer to page 5 for a reconciliation of net income to FFO and FFO as Adjusted for the quarter ended December 31, 2020.
(3) Refer to page 6 for a reconciliation of net income to NOI and Same-Property NOI for the quarter ended December 31, 2020.
(4) Refer to page 7 for a reconciliation of net income to EBITDAre and annualized Adjusted EBITDAre for the quarter ended December 31, 2020.
(5) Net debt as of December 31, 2020 is calculated as total consolidated debt of $1.6 billion less total cash and cash equivalents, including restricted cash, of $419.3 million.
(6) Refer to page 16 for the calculation of market capitalization as of December 31, 2020.

Non-GAAP Financial Measures
The Company uses certain non-GAAP performance measures, in addition to the primary GAAP presentations, as we believe these measures improve the understanding of the Company's operational results. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the investing public, and thus such reported measures are subject to change. The Company's non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results. Additionally, the Company's computation of non-GAAP metrics may not be comparable to similarly titled non-GAAP metrics reported by other REITs or real estate companies that define these metrics differently and, as a result, it is important to understand the manner in which the Company defines and calculates each of its non-GAAP metrics. The following non-GAAP measures are commonly used by the Company and investing public to understand and evaluate our operating results and performance:
•FFO: The Company believes FFO is a useful, supplemental measure of its operating performance that is a recognized metric used extensively by the real estate industry and, in particular real estate investment trusts ("REITs"). FFO, as defined by the National Association of Real Estate Investment Trusts ("Nareit") and the Company, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable real estate and land when connected to the main business of a REIT, impairments on depreciable real estate or land related to a REIT's main business and rental property depreciation and amortization expense. The Company believes that financial analysts, investors and shareholders are better served by the presentation of comparable period operating results generated from FFO primarily because it excludes the assumption that the value of real estate assets diminishes predictably. FFO does not represent cash flows from operating activities in accordance with GAAP, should not be considered an alternative to net income as an indication of our performance, and is not indicative of cash flow as a measure of liquidity or our ability to make cash distributions.
•FFO as Adjusted: The Company provides disclosure of FFO as Adjusted because it believes it is a useful supplemental measure of its core operating performance that facilitates comparability of historical financial periods. FFO as Adjusted is calculated by making certain adjustments to FFO to account for items the Company does not believe are representative of ongoing core operating results, including non-comparable revenues and expenses. The Company's method of calculating FFO as Adjusted may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
•NOI: The Company uses NOI internally to make investment and capital allocation decisions and to compare the unlevered performance of our properties to our peers. The Company believes NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis, providing perspective not immediately apparent from net income. The Company calculates NOI using net income as defined by GAAP reflecting only those income and expense items that are incurred at the property level, adjusted for non-cash rental income and expense, and income or expenses that we do not believe are representative of ongoing operating results, if any. In addition, the Company uses NOI margin, calculated as NOI divided by total revenue, which the Company believes is useful to investors for similar reasons. The Company has historically defined this metric as "Cash NOI." There have been no changes to the calculation of this metric. However, the Company has decided to refer to this metric as "NOI" instead of "Cash NOI" to further clarify that, consistent with the definition of this metric, the revenue and expenses reflected in this metric include some accrued amounts and are not limited to amounts for which the Company actually received or made cash payment during the applicable period.
•Same-property NOI: The Company provides disclosure of NOI on a same-property basis, which includes the results of properties that were owned and operated for the entirety of the reporting periods being compared, which total 72 properties for the quarters ended December 31, 2020 and 2019 and 71 properties for the years ended December 31, 2020 and 2019. Information provided on a same-property basis excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area ("GLA") is taken out of service and also excludes properties acquired or sold during the periods being compared. As such, same-property NOI assists in eliminating disparities in net income due to the development, redevelopment, acquisition or disposition of properties during the periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of the Company's properties. While there is judgment surrounding changes in designations, a property is removed from the same-property pool when it is designated as a redevelopment property because it is undergoing significant renovation or retenanting pursuant to a formal plan that is expected to have a significant impact on its operating income. A development or redevelopment property is moved back to the same-property pool once a substantial portion of the NOI growth expected from the development or redevelopment is reflected in both the current and comparable prior year period, generally one year after at least 80% of the expected NOI from the project is realized on a cash basis. Acquisitions are moved into the same-property pool once we have owned the property for the entirety of the comparable periods and the property is not under significant development or redevelopment. The Company has also provided disclosure of NOI on a same-property basis adjusted to include redevelopment properties. Same-property NOI may include other adjustments as detailed in the Reconciliation of Net Income to NOI and same-property NOI included in the tables accompanying this press release. The Company has historically defined this metric as "same-property Cash NOI." There have been no changes to the calculation of this metric. The Company has decided to refer to this metric as "same-property NOI" for the same reasons discussed above under "NOI," which we had historically defined as "Cash NOI."
•EBITDAre and Adjusted EBITDAre: EBITDAre and Adjusted EBITDAre are supplemental, non-GAAP measures utilized by us in various financial ratios. The White Paper on EBITDAre, approved by Nareit's Board of Governors in September 2017, defines EBITDAre as net income (computed in accordance with GAAP), adjusted for interest expense, income tax (benefit) expense, depreciation and amortization, losses and gains on the disposition of depreciated property, impairment write-downs of depreciated property and investments in unconsolidated joint ventures, and adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. EBITDAre and Adjusted EBITDAre are presented to assist investors in the evaluation of REITs, as a measure of the Company's operational performance as they exclude various items that do not relate to or are not indicative of our operating performance and because they approximate key performance measures in our debt covenants. Accordingly, the Company believes that the use of EBITDAre and Adjusted EBITDAre, as opposed to income before income taxes, in various ratios provides meaningful performance measures related to the Company's ability to meet various coverage tests for the stated periods. Adjusted EBITDAre may include other adjustments not indicative of operating results as detailed in the Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre included in the tables accompanying this press release. The Company also presents the ratio of net debt (net of cash) to annualized Adjusted EBITDAre as of December 31, 2020, and net debt (net of cash) to total market capitalization, which it believes is useful to investors as a supplemental measure in evaluating the Company's balance sheet leverage. The presentation of EBITDAre and Adjusted EBITDAre is consistent with EBITDA and Adjusted EBITDA as presented in prior periods.
The Company believes net income is the most directly comparable GAAP financial measure to the non-GAAP performance measures outlined above. Reconciliations of these measures to net income have been provided in the tables accompanying this press release.

Operating Metrics

The Company presents certain operating metrics related to our properties, including occupancy, leasing activity and rental rates. Operating metrics are used by the Company and are useful to investors in facilitating an understanding of the operational performance for our properties.

Occupancy metrics represent the percentage of occupied gross leasable area based on executed leases (including properties in development and redevelopment) and include leases signed, but for which rent has not yet commenced. Same-property portfolio occupancy includes properties that have been owned and operated for the entirety of the reporting periods being compared, which total 72 properties for the quarters ended December 31, 2020 and 2019 and 71 properties for the years ended December 31, 2020 and 2019. Occupancy metrics presented for the Company's same-property portfolio excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the gross leasable area is taken out of service and also excludes properties acquired within the past 12 months or properties sold during the periods being compared.

Executed new leases, renewals and exercised options are presented on a same-space basis. Same-space leases represent those leases signed on spaces for which there was a previous lease.

Reconciliation of Net Income to FFO and FFO as Adjusted

The following table reflects the reconciliation of net income to FFO and FFO as Adjusted for the quarters and years ended December 31, 2020 and 2019, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of FFO and FFO as Adjusted.

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net income	$19,747	$3,538	$97,750	$116,197
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(787)	(164)	(4,160)	(6,699)
Consolidated subsidiaries	(1)	1	(1)	25
Net income attributable to common shareholders	18,959	3,375	93,589	109,523
Adjustments:
Rental property depreciation and amortization	26,195	27,979	95,297	93,212
Gain on sale of real estate	—	(413)	(39,775)	(68,632)
Real estate impairment loss(4)	3,055	3,668	3,055	26,321
Limited partnership interests in operating partnership	787	164	4,160	6,699
FFO Applicable to diluted common shareholders	48,996	34,773	156,326	167,123
FFO per diluted common share(1)	0.40	0.27	1.27	1.31
Adjustments to FFO:
Tax impact of Puerto Rico transactions(2)	(25,382)	—	(37,543)	—
Transaction, severance and other expenses(3)	4,729	284	6,097	1,235
Write-off of receivables arising from the straight-lining of rents	1,321	—	12,025	—
Write-off of below-market intangibles due to tenant bankruptcies	(1,649)	—	(1,649)	(7,366)
Gain on extinguishment of debt	—	—	(34,908)	—
Executive transition costs	—	—	7,152	375
Environmental remediation costs	—	1,357	—	1,357
Tenant bankruptcy settlement income	—	(90)	—	(1,015)
Casualty gain, net	—	—	—	(13,583)
Gain on sale of lease	—	—	—	(1,849)
Tax impact from Hurricane Maria	—	—	—	1,111
FFO as Adjusted applicable to diluted common shareholders	$28,015	$36,324	$107,500	$147,388
FFO as Adjusted per diluted common share(1)	$0.23	$0.29	$0.88	$1.16

Weighted Average diluted common shares(1)	121,730	127,191	122,810	127,202
(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the quarter ended December 31, 2020 and December 31, 2019, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) Amount for the quarter and year ended December 31, 2020 reflects the income tax benefit resulting from the debt and legal entity reorganization transactions that occurred for the malls in Puerto Rico resulting in a step-up in basis.
(3) Amount for the quarter and year ended December 31, 2020 includes transaction costs associated with the debt and legal entity reorganization transactions that occurred for the malls in Puerto Rico of $4.7 million and $5.7 million, respectively.
(4) The Company sold a portion of Lodi Commons in Lodi, NJ, on January 8, 2021. The Company recorded a $3.1 million impairment charge during the fourth quarter of 2020 to write down the carrying value as of December 31, 2020.

Reconciliation of Net Income to NOI and Same-Property NOI

The following table reflects the reconciliation of net income to NOI, same-property NOI and same-property NOI including properties in redevelopment for the quarters and years ended December 31, 2020 and 2019, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of NOI and same-property NOI.

	Quarter Ended December 31,		Year Ended December 31,
(Amounts in thousands)	2020	2019	2020	2019
Net income	$19,747	$3,538	$97,750	$116,197
Management and development fee income from non-owned properties	(280)	(960)	(1,283)	(1,900)
Other (income) expense	(41)	266	672	1,065
Depreciation and amortization	26,371	28,223	96,029	94,116
General and administrative expense	12,082	9,277	48,682	38,220
Casualty and impairment loss, net(1)	3,055	3,668	3,055	12,738
Gain on sale of real estate	—	(413)	(39,775)	(68,632)
Gain on sale of lease	—	—	—	(1,849)
Interest income	(212)	(2,104)	(2,599)	(9,774)
Interest and debt expense	17,131	16,770	71,015	66,639
Gain on extinguishment of debt	—	—	(34,908)	—
Income tax (benefit) expense	(25,893)	38	(38,996)	1,287
Non-cash (revenue) expense	(2,597)	(866)	741	(13,819)
NOI(2)	49,363	57,437	200,383	234,288
Adjustments:
Non-same property NOI(3)	(2,462)	(3,184)	(13,230)	(17,166)
Tenant bankruptcy settlement income and lease termination income	(336)	(90)	(1,094)	(1,643)
Environmental remediation costs	—	1,357	—	1,357
Same-property NOI	$46,565	$55,520	$186,059	$216,836
NOI related to properties being redeveloped	788	1,265	4,059	4,593
Same-property NOI including properties in redevelopment	$47,353	$56,785	$190,118	$221,429
(1) The quarter and year ended December 31, 2020 and the quarter ended December 31, 2019 reflect an impairment loss recognized at one property each, respectively. The year ended December 31, 2019 reflects real estate impairment losses at four properties, offset by insurance proceeds for Hurricane Maria at our two malls in Puerto Rico and for tornado damage at our shopping center in Wilkes-Barre, PA.
(2) The Company has historically defined this metric as “Cash NOI.” There have been no changes to the calculation.
(3) Non-same property NOI includes NOI related to properties being redeveloped and properties acquired or disposed in the period.

Reconciliation of Net Income to EBITDAre and Adjusted EBITDAre

The following table reflects the reconciliation of net income to EBITDAre and Adjusted EBITDAre for the quarters and years ended December 31, 2020 and 2019, respectively. Net income is considered the most directly comparable GAAP measure. Refer to "Non-GAAP Financial Measures" on page 3 for a description of EBITDAre and Adjusted EBITDAre.

	Quarter Ended December 31,		Year Ended December 31,
(Amounts in thousands)	2020	2019	2020	2019
Net income	$19,747	$3,538	$97,750	$116,197
Depreciation and amortization	26,371	28,223	96,029	94,116
Interest and debt expense	17,131	16,770	71,015	66,639
Income tax (benefit) expense	(25,893)	38	(38,996)	1,287
Gain on sale of real estate	—	(413)	(39,775)	(68,632)
Real estate impairment loss	3,055	3,668	3,055	26,321
EBITDAre	40,411	51,824	189,078	235,928
Adjustments for Adjusted EBITDAre:
Transaction, severance and other expenses(1)	4,729	284	6,097	1,235
Write-off of receivables arising from the straight-lining of rents	1,321	—	12,025	—
Write-off of below-market intangibles due to tenant bankruptcies(1)	(1,649)	—	(1,649)	(7,366)
Gain on extinguishment of debt	—	—	(34,908)	—
Executive transition costs	—	—	7,152	375
Environmental remediation costs	—	1,357	—	1,357
Tenant bankruptcy settlement income	—	(90)	—	(1,015)
Casualty gain, net	—	—	—	(13,583)
Gain on sale of lease	—	—	—	(1,849)
Adjusted EBITDAre	$44,812	$53,375	$177,795	$215,082
(1) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.

ADDITIONAL INFORMATION
For a copy of the Company’s supplemental disclosure package, please access the "Investors" section of our website at www.uedge.com. Our website also includes other financial information, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports.
ABOUT URBAN EDGE
Urban Edge Properties is a NYSE listed real estate investment trust focused on managing, acquiring, developing, and redeveloping retail real estate in urban communities, primarily in the New York metropolitan region. Urban Edge owns 79 properties totaling 16.3 million square feet of gross leasable area.
FORWARD-LOOKING STATEMENTS
Certain statements contained in this Press Release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our actual future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “would,” “may” or other similar expressions in this Press Release. Many of the factors that will determine the outcome of forward-looking statements are beyond our ability to control or predict and include, among others: (i) the economic, political and social impact of, and uncertainty relating to, the COVID-19 pandemic, including (a) the effectiveness or lack of effectiveness of governmental relief in providing assistance to individuals adversely impacted by the COVID-19 pandemic, and to large and small businesses, particularly our retail tenants, that have suffered significant declines in revenues as a result of mandatory business shut-downs, “shelter-in-place” or “stay-at-home” orders and social distancing practices, (b) the duration of any such orders or other formal recommendations for social distancing, and the speed and extent to which revenues of our retail tenants recover following the lifting of any such orders or recommendations, (c) the potential impact of any such events on the obligations of the Company’s tenants to make rent and other payments or honor other commitments under existing leases, (d) the potential adverse impact on returns from redevelopment projects, and (e) the broader impact of the severe economic contraction and increase in unemployment that has occurred in the short term, and negative consequences that will occur if these trends are not quickly reversed; (ii) the loss or bankruptcy of major tenants, particularly in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic; (iii) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms, or at all, in the event of non-renewal or in the event the Company exercises its right to replace an existing tenant, particularly, in light of the adverse impact to the financial health of many retailers that has occurred and continues to occur as a result of the COVID-19 pandemic and the significant uncertainty as to when and under which conditions potential tenants will be able to operate physical retail locations in the future; (iv) the impact of e-commerce on our tenants’ business; (v) macroeconomic conditions, such as a disruption of, or lack of access to the capital markets, as well as the recent significant decline in the Company’s share price from prices prior to the spread of the COVID-19 pandemic; (vi) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (vii) changes in general economic conditions or economic conditions in the markets in which the Company competes, and their effect on the Company’s revenues, earnings and funding sources, and on those of its tenants; (viii) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the potential phasing out of LIBOR after 2021; (ix) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due and potential limitations on the Company’s ability to borrow funds under its existing credit facility as a result of covenants relating to the Company’s financial results; (x) potentially higher costs associated with the Company’s development, redevelopment and anchor repositioning projects, and the Company’s ability to lease the properties at projected rates; (xi) the Company’s liability for environmental matters; (xii) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches; and (xv) the loss of key executives. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2020 and the other documents filed by the Company with the Securities and Exchange Commission.
For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this Press Release. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this Press Release.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
As of December 31, 2020

Basis of Presentation
The information contained in the Supplemental Disclosure Package does not purport to disclose all items required by GAAP and is unaudited information. This Supplemental Disclosure Package should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2020. The results of operations of any property acquired are included in the Company's financial statements since the date of acquisition, although such properties may be excluded from certain metrics disclosed in this Supplemental Disclosure Package.
Non-GAAP Financial Measures and Forward-Looking Statements
For additional information regarding non-GAAP financial measures and forward-looking statements, please see pages 3 and 8 of this Supplemental Disclosure Package.

URBAN EDGE PROPERTIES
SUMMARY FINANCIAL RESULTS AND RATIOS
For the quarter and year ended December 31, 2020
(in thousands, except per share, sf, rent psf and financial ratio data)

	Quarter ended		Year ended
Summary Financial Results	December 31, 2020		December 31, 2020
Total revenue	$87,278		$330,095
General & administrative expenses (G&A)(9)	$12,082		$48,682
Net income attributable to common shareholders	$18,959		$93,589
Earnings per diluted share	$0.16		$0.79
Adjusted EBITDAre(7)	$44,812		$177,795
Funds from operations (FFO)	$48,996		$156,326
FFO per diluted common share	$0.40		$1.27
FFO as Adjusted	$28,015		$107,500
FFO as Adjusted per diluted common share	$0.23		$0.88
Total dividends paid per share	$0.46		$0.68
Stock closing price low-high range (NYSE)	$9.22 to $14.42		$7.28 to $19.82
Weighted average diluted shares used in EPS computations(1)	116,873		117,902
Weighted average diluted common shares used in FFO computations(1)	121,730		122,810

Summary Property, Operating and Financial Data
# of Total properties / # of Retail properties	79 / 77
Gross leasable area (GLA) sf - retail portfolio(3)(5)	15,221,000
Weighted average annual rent psf - retail portfolio(3)(5)	$18.97
Consolidated occupancy at end of period	89.4%
Consolidated retail portfolio occupancy at end of period(5)	88.7%
Same-property occupancy at end of period(2)	91.8%
Same-property physical occupancy at end of period(4)(2)	89.7%
Same-property NOI growth(2)	(16.1)%		(14.2)%
Same-property NOI growth, including redevelopment properties	(16.6)%		(14.1)%
NOI margin - total portfolio	58.8%		61.0%
Expense recovery ratio - total portfolio	86.8%		90.7%
New, renewal and option rent spread - cash basis(8)	(6.0)%		4.9%
New, renewal and option rent spread - GAAP basis(8)	2.0%		13.1%
Net debt to total market capitalization(6)	37.1%		37.1%
Net debt to Adjusted EBITDAre(6)	6.6	x	6.6	x
Adjusted EBITDAre to interest expense(7)	2.7	x	2.6	x
Adjusted EBITDAre to fixed charges(7)	2.5	x	2.4	x

(1) Weighted average diluted shares used to calculate FFO per share and FFO as Adjusted per share for the fourth quarter and year ended December 31, 2020, respectively are higher than the GAAP weighted average diluted shares as a result of the dilutive impact of LTIP and OP units which may be redeemed for our common shares.
(2) The same-property pool for both NOI and occupancy includes properties the Company consolidated, owned and operated for the entirety of both periods being compared and excludes properties under development, redevelopment or that involve anchor repositioning where a substantial portion of the GLA is taken out of service and also excludes properties acquired or sold during the periods being compared.
(3) GLA - retail portfolio excludes 1.1 million square feet of industrial properties and 132,000 square feet of self-storage. The weighted average annual rent per square foot for our retail portfolio and industrial was $18.04, excluding self-storage.
(4) Physical occupancy includes tenants that have access to their leased space and includes dark and paying tenants.
(5) Our retail portfolio includes shopping centers and malls and excludes industrial and self-storage.
(6) See computation for the quarter ended December 31, 2020 on page 16. Adjusted EBITDAre is annualized for purposes of calculating net debt to Adjusted EBITDAre.
(7) See computation on page 14.
(8) See computation on page 19.
(9) The amount for the quarter and year ended December 31, 2020 includes nonrecurring transaction costs associated with the debt and legal entity reorganization transactions that occurred for the malls in Puerto Rico of $4.7 million and $5.7 million, respectively. The amount for the year ended December 31, 2020 also includes $7.2 million of nonrecurring executive transition expenses.

URBAN EDGE PROPERTIES
CONSOLIDATED BALANCE SHEETS
As of December 31, 2020 (unaudited) and December 31, 2019
(in thousands, except share and per share amounts)

	December 31,	December 31,
	2020	2019
ASSETS
Real estate, at cost:
Land	$568,662	$515,621
Buildings and improvements	2,326,450	2,197,076
Construction in progress	44,689	28,522
Furniture, fixtures and equipment	7,016	7,566
Total	2,946,817	2,748,785
Accumulated depreciation and amortization	(730,366)	(671,946)
Real estate, net	2,216,451	2,076,839
Operating lease right-of-use assets	80,997	81,768
Cash and cash equivalents	384,572	432,954
Restricted cash	34,681	52,182
Tenant and other receivables	15,673	21,565
Receivables arising from the straight-lining of rents	62,106	73,878
Identified intangible assets, net of accumulated amortization of $37,009 and $30,942, respectively	56,184	48,121
Deferred leasing costs, net of accumulated amortization of $16,419 and $16,560, respectively	18,585	21,474
Prepaid expenses and other assets	70,311	37,577
Total assets	$2,939,560	$2,846,358

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$1,587,532	$1,546,195
Operating lease liabilities	74,972	79,913
Accounts payable, accrued expenses and other liabilities	132,980	76,644
Identified intangible liabilities, net of accumulated amortization of $71,375 and $62,610, respectively	148,183	128,830
Total liabilities	1,943,667	1,831,582
Commitments and contingencies
Shareholders’ equity:
Common shares: $0.01 par value; 500,000,000 shares authorized and 117,014,317 and 121,370,125 shares issued and outstanding, respectively	1,169	1,213
Additional paid-in capital	989,863	1,019,149
Accumulated deficit	(39,467)	(52,546)
Noncontrolling interests:
Operating partnership	38,456	46,536
Consolidated subsidiaries	5,872	424
Total equity	995,893	1,014,776
Total liabilities and equity	$2,939,560	$2,846,358

URBAN EDGE PROPERTIES
CONSOLIDATED STATEMENTS OF INCOME
For the quarter and year ended December 31, 2020 and 2019 (unaudited)
(in thousands, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
REVENUE
Rental revenue	$86,656	$94,840	$328,280	$384,405
Management and development fees	280	960	1,283	1,900
Other income	342	127	532	1,344
Total revenue	87,278	95,927	330,095	387,649
EXPENSES
Depreciation and amortization	26,371	28,223	96,029	94,116
Real estate taxes	15,271	14,991	60,049	60,179
Property operating	16,259	18,510	56,126	64,062
General and administrative	12,082	9,277	48,682	38,220
Casualty and impairment loss, net	3,055	3,668	3,055	12,738
Lease expense	3,467	3,429	13,667	14,466
Total expenses	76,505	78,098	277,608	283,781
Gain on sale of real estate	—	413	39,775	68,632
Gain on sale of lease	—	—	—	1,849
Interest income	212	2,104	2,599	9,774
Interest and debt expense	(17,131)	(16,770)	(71,015)	(66,639)
Gain on extinguishment of debt	—	—	34,908	—
Income (loss) before income taxes	(6,146)	3,576	58,754	117,484
Income tax benefit (expense)	25,893	(38)	38,996	(1,287)
Net income	19,747	3,538	97,750	116,197
Less net (income) loss attributable to noncontrolling interests in:
Operating partnership	(787)	(164)	(4,160)	(6,699)
Consolidated subsidiaries	(1)	1	(1)	25
Net income attributable to common shareholders	$18,959	$3,375	$93,589	$109,523

Earnings per common share - Basic:	$0.16	$0.03	$0.79	$0.91
Earnings per common share - Diluted:	$0.16	$0.03	$0.79	$0.91
Weighted average shares outstanding - Basic	116,798	121,212	117,722	119,751
Weighted average shares outstanding - Diluted	116,873	121,307	117,902	119,896

URBAN EDGE PROPERTIES
SUPPLEMENTAL SCHEDULE OF NET OPERATING INCOME
For the quarter and year ended December 31, 2020 and 2019
(in thousands)

	Quarter Ended December 31,		Percent Change	Year Ended December 31,		Percent Change
	2020	2019		2020	2019
Total NOI(1)
Total revenue	$83,900	$93,861	(10.6)%	$328,375	$370,784	(11.4)%
Total property operating expenses	(34,537)	(36,424)	(5.2)%	(127,992)	(136,496)	(6.2)%
NOI - total portfolio	$49,363	$57,437	(14.1)%	$200,383	$234,288	(14.5)%

NOI margin (NOI / Total revenue)	58.8%	61.2%		61.0%	63.2%

Same-property NOI(1)
Property rentals	$61,717	$64,423		$248,491	$248,462
Tenant expense reimbursements	24,482	25,905		91,391	96,669
Rental revenue deemed uncollectible	(6,063)	(290)		(30,794)	(978)
Total revenue	80,136	90,038		309,088	344,153
Real estate taxes	(14,996)	(14,766)		(57,971)	(56,569)
Property operating	(15,528)	(16,743)		(52,952)	(58,847)
Lease expense	(3,047)	(3,009)		(12,106)	(11,901)
Total property operating expenses	(33,571)	(34,518)		(123,029)	(127,317)
Same-property NOI(1)	$46,565	$55,520	(16.1)%	$186,059	$216,836	(14.2)%

NOI related to properties being redeveloped	$788	$1,265		$4,059	$4,593
Same-property NOI including properties in redevelopment(1)	$47,353	$56,785	(16.6)%	$190,118	$221,429	(14.1)%

Same-property physical occupancy	89.7%	92.1%		89.9%	92.2%
Same-property leased occupancy	91.8%	92.9%		92.1%	93.1%
Number of properties included in same-property analysis	72			71

(1) Refer to page 6 for a reconciliation of net income to NOI and same-property NOI. These metrics for the quarter and the year ended December 31, 2020 were negatively impacted due to an increase in rental revenue deemed uncollectible.

URBAN EDGE PROPERTIES
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION and AMORTIZATION for REAL ESTATE (EBITDAre)
For the quarter and year ended December 31, 2020 and 2019
(in thousands)

	Quarter Ended December 31,				Year Ended December 31,
	2020		2019		2020		2019
Net income	$19,747		$3,538		$97,750		$116,197
Depreciation and amortization	26,371		28,223		96,029		94,116
Interest expense	16,413		16,084		68,184		63,783
Amortization of deferred financing costs	718		686		2,831		2,856
Income tax (benefit) expense	(25,893)		38		(38,996)		1,287
Gain on sale of real estate	—		(413)		(39,775)		(68,632)
Real estate impairment loss	3,055		3,668		3,055		26,321
EBITDAre	40,411		51,824		189,078		235,928
Adjustments for Adjusted EBITDAre:
Transaction, severance and other expenses(1)	4,729		284		6,097		1,235
Write-off of receivables arising from the straight-lining of rents	1,321		—		12,025		—
Write-off of below-market intangibles due to tenant bankruptcies(1)	(1,649)		—		(1,649)		(7,366)
Gain on extinguishment of debt	—		—		(34,908)		—
Executive transition costs	—		—		7,152		375
Environmental remediation costs	—		1,357		—		1,357
Tenant bankruptcy settlement income	—		(90)		—		(1,015)
Casualty gain, net	—		—		—		(13,583)
Gain on sale of lease	—		—		—		(1,849)
Adjusted EBITDAre	$44,812		$53,375		$177,795		$215,082

Interest expense	$16,413		$16,084		$68,184		$63,783

Adjusted EBITDAre to interest expense	2.7	x	3.3	x	2.6	x	3.4	x

Fixed charges
Interest expense	$16,413		$16,084		$68,184		$63,783
Scheduled principal amortization	1,737		1,672		6,437		5,579
Total fixed charges	$18,150		$17,756		$74,621		$69,362

Adjusted EBITDAre to fixed charges	2.5	x	3.0	x	2.4	x	3.1	x

(1) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.

URBAN EDGE PROPERTIES
FUNDS FROM OPERATIONS
For the quarter and year ended December 31, 2020
(in thousands, except per share amounts)

	Quarter Ended December 31, 2020		Year Ended December 31, 2020
	(in thousands)	(per share)(3)	(in thousands)	(per share)(3)
Net income	$19,747	$0.16	$97,750	$0.80
Less net income attributable to noncontrolling interests in:
Operating partnership	(787)	(0.01)	(4,160)	(0.03)
Consolidated subsidiaries	(1)	—	(1)	—
Net income attributable to common shareholders	18,959	0.15	93,589	0.77
Adjustments:
Rental property depreciation and amortization	26,195	0.22	95,297	0.78
Real estate impairment loss	3,055	0.03	3,055	0.02
Gain on sale of real estate	—	—	(39,775)	(0.32)
Limited partnership interests in operating partnership(1)	787	0.01	4,160	0.03
FFO applicable to diluted common shareholders	48,996	0.40	156,326	1.27

Transaction, severance and other expenses(2)	4,729	0.04	6,097	0.05
Tax impact of Puerto Rico transactions(2)	(25,382)	(0.21)	(37,543)	(0.31)
Write-off of receivables arising from the straight-lining of rents	1,321	0.01	12,025	0.10
Write-off of below-market intangibles due to tenant bankruptcies(2)	(1,649)	(0.01)	(1,649)	(0.01)
Gain on extinguishment of debt	—	—	(34,908)	(0.28)
Executive transition costs	—	—	7,152	0.06
FFO as Adjusted applicable to diluted common shareholders	$28,015	$0.23	$107,500	$0.88

Weighted average diluted shares used to calculate EPS	116,873		117,902
Assumed conversion of OP and LTIP Units to common shares	4,857		4,908
Weighted average diluted common shares - FFO	121,730		122,810
(1) Represents earnings allocated to LTIP and OP unitholders for unissued common shares, which have been excluded for purposes of calculating earnings per diluted share for the periods presented because they are anti-dilutive.
(2) Refer to footnotes on page 5, Reconciliation of Net Income to FFO and FFO as Adjusted, for the adjustments included in these line items.
(3) Individual items may not add up due to total rounding.

URBAN EDGE PROPERTIES
MARKET CAPITALIZATION, DEBT RATIOS AND LIQUIDITY
As of December 31, 2020
(in thousands, except share amounts)

	December 31, 2020
Closing market price of common shares	$12.94

Basic common shares	117,014,317
OP and LTIP units	4,729,010
Diluted common shares	121,743,327

Equity market capitalization	$1,575,359

Total consolidated debt(1)	$1,597,397
Cash and cash equivalents including restricted cash	(419,253)
Net debt	$1,178,144

Net Debt to annualized Adjusted EBITDAre	6.6	x

Total consolidated debt(1)	$1,597,397
Equity market capitalization	1,575,359
Total market capitalization	$3,172,756

Net debt to total market capitalization at applicable market price	37.1%

Cash and cash equivalents including restricted cash	$419,253
Available under unsecured credit facility	600,000
Total liquidity	$1,019,253

(1) Total consolidated debt excludes unamortized debt issuance costs of $9.9 million.

URBAN EDGE PROPERTIES
ADDITIONAL DISCLOSURES
(in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Rental revenue:
Property rentals	$67,738	$68,061	$263,974	$280,530
Tenant expense reimbursements	25,466	27,057	96,659	105,260
Rental revenue deemed uncollectible	(6,548)	(278)	(32,353)	(1,385)
Total rental revenue	$86,656	$94,840	$328,280	$384,405

Certain non-cash items:
Straight-line rental (expense) income(1)	$(1,020)	$(901)	$(10,523)	$(712)
Amortization of below-market lease intangibles, net(1)	3,821	2,008	10,624	15,940
Lease expense GAAP adjustments(2)	(204)	(240)	(842)	(1,099)
Reserves on receivables from straight-line rents(5)	—	—	—	(308)
Amortization of deferred financing costs(4)	(718)	(686)	(2,831)	(2,856)
Capitalized interest(4)	203	148	716	1,425
Share-based compensation expense(3)	(2,531)	(3,280)	(16,994)	(13,549)

Capital expenditures: (6)
Development and redevelopment costs	$6,484	$16,691	$15,468	$72,331
Maintenance capital expenditures	3,027	3,516	10,704	14,252
Leasing commissions	973	1,199	2,067	3,401
Tenant improvements and allowances	745	89	2,350	4,718
Total capital expenditures	$11,229	$21,495	$30,589	$94,702

	December 31, 2020	December 31, 2019
Accounts payable, accrued expenses and other liabilities:
Dividend payable	$55,905	$—
Deferred tenant revenue	26,594	26,224
Accrued interest payable	11,095	9,729
Finance lease liability	2,993	2,982
Accrued capital expenditures and leasing costs	7,797	7,893
Security deposits	5,884	5,814
Accrued payroll expenses	5,797	5,851
Deferred tax liability, net	—	5,137
Other liabilities and accrued expenses	16,915	13,014
Total accounts payable and accrued expenses	$132,980	$76,644

(1) Amounts included in the financial statement line item "Rental revenue" in the consolidated statements of income. The Company recognized write-offs of $1.3 million and $12.0 million, respectively, of receivables arising from the straight-lining of rents during the quarter and year ended December 31, 2020 in connection with leases with rental revenue being recognized on a cash-basis.
(2) GAAP adjustments consist of amortization of below-market ground lease intangibles and straight-line lease expense. Amounts are included in the financial statement line item "Lease expense" in the consolidated statements of income.
(3) Amounts included in the financial statement line item "General and administrative" in the consolidated statements of income. Amounts during the year ended December 31, 2020 include $5.6 million of accelerated amortization of unvested equity awards in connection with executive transition and the year ended December 31, 2019 includes $0.4 million of accelerated amortization of unvested equity awards in connection with executive transition.
(4) Amounts included in the financial statement line item "Interest and debt expense" in the consolidated statements of income.
(5) Amount included in the financial statement line item "Rental revenue" for the year ended December 31, 2019.
(6) Amounts presented on a cash basis.

URBAN EDGE PROPERTIES
TENANT CONCENTRATION - TOP TWENTY-FIVE TENANTS
As of December 31, 2020

Tenant	Number of stores	Square feet	% of total square feet	Annualized base rent ("ABR")	% of total ABR	Weighted average ABR per square foot	Average remaining term of ABR(1)
The Home Depot, Inc.	6	808,926	5.0%	$15,026,135	5.7%	$18.58	14.5
The TJX Companies, Inc.(2)	22	714,731	4.4%	14,295,496	5.4%	20.00	4.8
Lowe's Companies, Inc.	6	976,415	6.0%	8,575,004	3.3%	8.78	6.7
Best Buy Co., Inc.	8	359,476	2.2%	7,763,921	3.0%	21.60	4.5
Walmart Inc.	5	708,435	4.3%	7,479,449	2.8%	10.56	7.4
Burlington Stores, Inc.	7	415,828	2.6%	7,163,233	2.7%	17.23	8.1
Kohl's Corporation	7	633,345	3.9%	6,528,542	2.5%	10.31	4.3
PetSmart, Inc.	11	256,733	1.6%	6,438,667	2.5%	25.08	3.9
Ahold Delhaize (Stop & Shop)	6	424,196	2.6%	6,413,430	2.4%	15.12	6.6
BJ's Wholesale Club	4	454,297	2.8%	5,771,563	2.2%	12.70	7.4
Target Corporation	3	335,937	2.1%	5,290,952	2.0%	15.75	11.8
Wakefern (ShopRite)	4	296,018	1.8%	5,241,942	2.0%	17.71	11.5
LA Fitness International LLC	5	245,266	1.5%	4,275,983	1.6%	17.43	7.5
The Gap, Inc.(3)	10	151,239	0.9%	4,202,204	1.6%	27.79	2.2
Whole Foods Market, Inc.	2	100,682	0.6%	3,759,050	1.4%	37.34	9.9
Staples, Inc.	8	167,832	1.0%	3,607,035	1.4%	21.49	2.6
Sears Holdings Corporation(4)	3	522,089	3.2%	3,388,959	1.3%	6.49	24.8
Bob's Discount Furniture	4	170,931	1.0%	3,222,108	1.2%	18.85	6.3
Dick's Sporting Goods, Inc.	3	153,910	0.9%	2,686,682	1.0%	17.46	4.4
24 Hour Fitness	1	53,750	0.3%	2,400,000	0.9%	44.65	11.0
Raymour & Flanigan	4	215,254	1.3%	2,370,497	0.9%	11.01	7.9
URBN (Anthropologie)	1	31,450	0.2%	2,201,500	0.8%	70.00	7.8
Bed Bath & Beyond Inc.(5)	5	149,879	0.9%	2,098,009	0.8%	14.00	2.5
Planet Fitness, Inc.	4	84,911	0.5%	1,859,354	0.7%	21.90	7.9
Hudson's Bay Company (Saks)	2	59,143	0.4%	1,850,482	0.7%	31.29	6.1

Total/Weighted Average	141	8,490,673	52.0%	$133,910,197	50.8%	$15.77	7.8

(1) In years excluding tenant renewal options. The weighted average is based on ABR.
(2) Includes Marshalls (14), T.J. Maxx (4), HomeGoods (3) and Homesense (1).
(3) Includes Old Navy (7), Gap (2) and Banana Republic (1).
(4) Includes Sears (1) and Kmart (2). Kmart announced in February 2021 that its store at the Outlets at Montehiedra would be closing. The lease generates approximately $1.8 million in annual gross rents, including tenant reimbursement income.
(5) Includes Harmon Face Values (3) and Bed Bath & Beyond (2).

Note: Amounts shown in the table above include all retail properties including those in redevelopment on a cash basis other than tenants in free rent periods which are shown at their initial cash rent. The table excludes executed leases that have not yet rent commenced.

URBAN EDGE PROPERTIES
LEASING ACTIVITY
For the quarter and year ended December 31, 2020

	Quarter Ended December 31, 2020		Year Ended December 31, 2020
	GAAP(2)	Cash(1)	GAAP(2)	Cash(1)
New leases
Number of new leases executed	8	8	26	26
Total square feet	53,961	53,961	430,752	430,752
Number of same space leases	5	5	16	16
Same space square feet	33,890	33,890	249,812	249,812
Prior rent per square foot	$15.49	$16.57	$15.80	$16.59
New rent per square foot	$23.10	$21.93	$20.69	$19.49
Same space weighted average lease term (years)	9.4	9.4	13.5	13.5
Same space TIs per square foot	N/A	$4.10	N/A	$35.54
Rent spread	49.1%	32.3%	30.9%	17.5%

Renewals & Options
Number of leases executed	19	19	67	67
Total square feet	146,929	146,929	909,968	909,968
Number of same space leases	19	19	67	67
Same space square feet	146,929	146,929	909,968	909,968
Prior rent per square foot	$33.36	$35.61	$18.43	$19.30
New rent per square foot	$32.34	$31.99	$20.06	$19.67
Same space weighted average lease term (years)	4.5	4.5	6.9	6.9
Same space TIs per square foot	N/A	$—	N/A	$0.13
Rent spread	(3.1)%	(10.2)%	8.8%	1.9%

Total New Leases and Renewals & Options
Number of leases executed	27	27	93	93
Total square feet	200,890	200,890	1,340,720	1,340,720
Number of same space leases	24	24	83	83
Same space square feet	180,819	180,819	1,159,780	1,159,780
Prior rent per square foot	$30.01	$32.04	$17.86	$18.72
New rent per square foot	$30.61	$30.11	$20.20	$19.63
Same space weighted average lease term (years)	5.4	5.4	8.3	8.3
Same space TIs per square foot	N/A	$0.77	N/A	$7.75
Rent spread	2.0%	(6.0)%	13.1%	4.9%
(1) Rents are not calculated on a straight-line (GAAP) basis. Previous/expiring rent is the rent at expiry and includes any percentage rent paid. New rent is the rent paid at commencement.
(2) Rents are calculated on a straight-line (GAAP) basis.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE
As of December 31, 2020

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	18,000	0.1%	$16.00	37	96,000	3.7%	$35.91	38	114,000	0.7%	$32.77
2021	14	329,000	2.6%	18.92	92	274,000	10.5%	29.22	106	603,000	4.0%	23.60
2022	23	849,000	6.7%	14.44	78	195,000	7.5%	33.23	101	1,044,000	6.9%	17.95
2023	34	1,377,000	10.9%	17.84	63	181,000	7.0%	35.98	97	1,558,000	10.2%	19.95
2024	33	1,234,000	9.8%	18.21	69	235,000	9.0%	33.92	102	1,469,000	9.7%	20.72
2025	29	1,246,000	9.9%	13.21	50	186,000	7.2%	34.34	79	1,432,000	9.4%	15.95
2026	15	543,000	4.3%	17.63	65	222,000	8.6%	34.56	80	765,000	5.0%	22.55
2027	11	375,000	3.0%	13.94	40	168,000	6.5%	32.52	51	543,000	3.6%	19.69
2028	9	390,000	3.1%	22.43	32	116,000	4.5%	41.76	41	506,000	3.3%	26.86
2029	31	1,482,000	11.7%	18.70	35	135,000	5.2%	43.53	66	1,617,000	10.6%	20.78
2030	13	923,000	7.3%	13.66	25	89,000	3.4%	39.52	38	1,012,000	6.6%	15.93
2031	10	626,000	5.0%	14.68	8	37,000	1.4%	34.08	18	663,000	4.4%	15.76
Thereafter	29	2,101,000	16.6%	12.98	14	73,000	2.8%	34.53	43	2,174,000	14.3%	13.70
Subtotal/Average	252	11,493,000	91.0%	$15.99	608	2,007,000	77.3%	$35.18	860	13,500,000	88.7%	$18.84
Vacant(3)	33	1,130,000	9.0%	N/A	244	591,000	22.7%	N/A	277	1,721,000	11.3%	N/A
Total/Average	285	12,623,000	100%	N/A	852	2,598,000	100%	N/A	1,137	15,221,000	100%	N/A

(1) Year of expiration excludes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions, kiosks and storage rent.
(3) Anchor and shop tenant vacancy increased by 280,000 sf and 135,000 sf, respectively, due to the acquisition of Sunrise Mall on December 31, 2020 (66% occupied). Excluding Sunrise Mall, anchor and shop occupancy was 92.8% and 79.9%, respectively.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 1.1 million square-foot industrial properties (excluded from the table above) is $6.33 per square foot as of December 31, 2020. The table also excludes 132,000 square feet of self-storage space.

URBAN EDGE PROPERTIES
RETAIL PORTFOLIO LEASE EXPIRATION SCHEDULE ASSUMING EXERCISE OF ALL OPTIONS
As of December 31, 2020

	ANCHOR TENANTS (SF>=10,000)				SHOP TENANTS (SF<10,000)				TOTAL TENANTS
Year(1)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)	# of leases	Square Feet	% of Total SF	Weighted Avg ABR PSF(2)

M-T-M	1	18,000	0.1%	$16.00	37	96,000	3.7%	$35.91	38	114,000	0.7%	$32.77
2021	9	236,000	1.9%	17.86	80	219,000	8.4%	27.56	89	455,000	3.0%	22.53
2022	4	98,000	0.8%	9.69	53	128,000	4.9%	36.87	57	226,000	1.5%	25.09
2023	8	215,000	1.7%	20.56	40	93,000	3.6%	39.05	48	308,000	2.0%	26.14
2024	4	72,000	0.6%	17.35	45	129,000	5.0%	37.02	49	201,000	1.3%	29.98
2025	13	529,000	4.2%	11.86	32	103,000	4.0%	36.84	45	632,000	4.2%	15.93
2026	5	68,000	0.5%	23.88	41	115,000	4.4%	38.38	46	183,000	1.2%	32.99
2027	5	114,000	0.9%	18.68	32	85,000	3.3%	26.82	37	199,000	1.3%	22.16
2028	8	416,000	3.3%	15.52	30	85,000	3.3%	38.24	38	501,000	3.3%	19.37
2029	13	390,000	3.1%	24.28	25	85,000	3.3%	46.78	38	475,000	3.1%	28.31
2030	10	281,000	2.2%	20.86	21	76,000	2.9%	38.85	31	357,000	2.4%	24.69
2031	10	267,000	2.1%	23.65	24	92,000	3.5%	31.80	34	359,000	2.4%	25.74
Thereafter	162	8,789,000	69.6%	21.86	148	701,000	27.0%	43.60	310	9,490,000	62.3%	23.47
Subtotal/Average	252	11,493,000	91.0%	$21.00	608	2,007,000	77.3%	$38.27	860	13,500,000	88.7%	$23.57
Vacant(3)	33	1,130,000	9.0%	N/A	244	591,000	22.7%	N/A	277	1,721,000	11.3%	N/A
Total/Average	285	12,623,000	100%	N/A	852	2,598,000	100%	N/A	1,137	15,221,000	100%	N/A

(1) Year of expiration includes tenant renewal options.
(2) Weighted average annual base rent per square foot is calculated by annualizing tenants' in-place, contractual, cash-basis rent including ground rent and excludes tenant reimbursements, concessions, kiosks and storage rent and is adjusted assuming all option rents specified in the underlying leases are exercised. Weighted average annual base rent for leases whose future option rent is based on fair market value or CPI is reported at the last stated option rent in the respective lease.
(3) Anchor and shop tenant vacancy increased by 280,000 sf and 135,000 sf, respectively, due to the acquisition of Sunrise Mall on December 31, 2020 (66% occupied). Excluding Sunrise Mall, anchor and shop occupancy was 92.8% and 79.9%, respectively.

Note: Amounts shown in table above include both current leases and signed leases that have not commenced on vacant spaces for all retail properties (including properties in redevelopment). The average base rent for our 1.1 million square-foot industrial properties (excluded from the table above) assuming exercise of all options at future tenant rent is $8.39 per square foot as of December 31, 2020. The table also excludes 132,000 square feet of self-storage space.

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2020
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants

SHOPPING CENTERS AND MALLS:
California:
Vallejo (leased through 2043)(3)	45,000	100.0%	$12.00	—	Best Buy
Walnut Creek (Olympic)	31,000	100.0%	70.00	—	Anthropologie
Walnut Creek (Mt. Diablo)(4)	7,000	—%	—	—
Connecticut:
Newington	189,000	90.0%	9.75	—	Walmart, Staples
Maryland:
Towson (Goucher Commons)	155,000	92.5%	24.36	—	Staples, HomeGoods, Five Below, Ulta, Kirkland's, Sprouts, DSW
Rockville	94,000	98.0%	27.34	—	Regal Entertainment Group
Wheaton (leased through 2060)(3)	66,000	100.0%	16.70	—	Best Buy
Massachusetts:
Cambridge (leased through 2033)(3)	48,000	62.1%	28.58	—	PetSmart
Revere (Wonderland Marketplace)(6)	140,000	99.2%	13.15	—	Big Lots, Planet Fitness, Marshalls, Get Air
Missouri:
Manchester	131,000	100.0%	11.26	$12,500	Academy Sports, Bob's Discount Furniture, Pan-Asia Market
New Hampshire:
Salem (leased through 2102)(3)	39,000	100.0%	10.00	—	Fun City (lease not commenced)
New Jersey:
Bergen Town Center - East, Paramus	253,000	93.8%	21.13	—	Lowe's, REI, Best Buy
Bergen Town Center - West, Paramus	1,059,000	79.3%	35.37	$300,000	Target, Whole Foods Market, Burlington, Marshalls, Nordstrom Rack, Saks Off 5th, HomeGoods, H&M, Bloomingdale's Outlet, Nike Factory Store, Old Navy
Brick (Brick Commons)	278,000	93.8%	19.15	$50,000	Kohl's, ShopRite, Marshalls, Old Navy
Carlstadt (leased through 2050)(3)	78,000	100.0%	24.39	—	Stop & Shop
Cherry Hill (Plaza at Cherry Hill)	422,000	73.0%	14.50	$28,930	LA Fitness, Aldi, Raymour & Flanigan, Restoration Hardware, Total Wine, Guitar Center, Sam Ash Music
East Brunswick (Brunswick Commons)	427,000	100.0%	14.52	$63,000	Lowe's, Kohl's, Dick's Sporting Goods, P.C. Richard & Son, T.J. Maxx, LA Fitness
East Hanover (200 - 240 Route 10 West)	343,000	95.3%	21.95	$63,000	The Home Depot, Dick's Sporting Goods, Saks Off Fifth, Marshalls, Paper Store
East Hanover (280 Route 10 West)	28,000	100.0%	34.71	—	REI
East Rutherford	197,000	98.3%	12.75	$23,000	Lowe's
Garfield (Garfield Commons)	298,000	100.0%	15.45	$40,300	Walmart, Burlington, Marshalls, PetSmart, Ulta
Hackensack	275,000	99.4%	23.91	$66,400	The Home Depot, Staples, Petco, 99 Ranch
Hazlet	95,000	100.0%	3.70	—	Stop & Shop(5)
Jersey City (Hudson Mall)	382,000	78.1%	16.77	$22,904	Marshalls, Big Lots, Retro Fitness, Staples, Old Navy
Jersey City (Hudson Commons)	236,000	100.0%	13.81	$28,586	Lowe's, P.C. Richard & Son
Kearny (Kearny Commons)	114,000	100.0%	21.99	—	LA Fitness, Marshalls, Ulta
Lodi (Washington Street)(6)(8)	85,000	94.7%	20.17	—	Blink Fitness, Aldi, Dollar Tree
Manalapan	208,000	87.7%	20.44	—	Best Buy, Bed Bath & Beyond, Raymour & Flanigan, PetSmart, Avalon Flooring
Marlton (Marlton Commons)	218,000	100.0%	16.17	$37,400	Kohl's, ShopRite, PetSmart

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2020
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Middletown (Town Brook Commons)	231,000	96.4%	13.85	$31,400	Kohl's, Stop & Shop
Millburn	104,000	98.8%	27.25	$23,381	Trader Joe's, CVS, PetSmart
Montclair	18,000	100.0%	32.00	$7,250	Whole Foods Market
Morris Plains (Briarcliff Commons)(6)	179,000	94.9%	22.75	—	Kohl's, Uncle Giuseppe's (lease not commenced)
North Bergen (Kennedy Commons)	62,000	100.0%	14.45	—	Food Bazaar
North Bergen (Tonnelle Commons)	413,000	94.4%	21.46	$100,000	Walmart, BJ's Wholesale Club, PetSmart
North Plainfield (West End Commons)	241,000	99.1%	11.45	$25,100	Costco, The Tile Shop, La-Z-Boy, Petco, Da Vita Dialysis
Paramus (leased through 2033)(3)	63,000	100.0%	44.56	—	24 Hour Fitness
Rockaway (Rockaway River Commons)	189,000	91.5%	14.41	$27,800	ShopRite, T.J. Maxx
South Plainfield (Stelton Commons) (leased through 2039)(3)	56,000	96.3%	21.45	—	Staples, Party City
Totowa	271,000	100.0%	18.30	$50,800	The Home Depot, Bed Bath & Beyond, buybuy Baby, Marshalls, Staples
Turnersville	98,000	100.0%	10.06	—	At Home, Verizon Wireless
Union (2445 Springfield Ave)	232,000	100.0%	17.85	$45,600	The Home Depot
Union (West Branch Commons)	278,000	95.0%	16.45	—	Lowe's, Burlington, Office Depot
Watchung (Greenbrook Commons)	170,000	96.6%	18.15	$26,613	BJ's Wholesale Club
Westfield (One Lincoln Plaza)	22,000	85.8%	32.39	$4,730	Five Guys, PNC Bank
Woodbridge (Woodbridge Commons)	225,000	94.7%	13.24	$22,100	Walmart, Charisma Furniture
Woodbridge (Plaza at Woodbridge)	335,000	90.1%	18.04	$55,340	Best Buy, Raymour & Flanigan, Lincoln Tech, Retro Fitness, Bed Bath & Beyond and buybuy Baby (lease commenced 1/2021)
New York:
Bronx (Gun Hill Commons)	81,000	90.9%	36.48	$25,172	Planet Fitness, Aldi
Bronx (Bruckner Commons)	375,000	82.0%	27.18	—	Kmart, ShopRite, Burlington
Bronx (Shops at Bruckner)	114,000	66.6%	39.19	$10,351	Marshalls, Old Navy
Brooklyn (Kingswood Center)(6)	129,000	84.3%	35.67	$71,696	T.J. Maxx, Visiting Nurse Service of NY
Brooklyn (Kingswood Crossing)(6)	110,000	67.9%	41.72	—	Target, Marshalls, Maimonides Medical (lease not commenced)
Buffalo (Amherst Commons)	311,000	98.1%	10.94	—	BJ's Wholesale Club, T.J. Maxx, Burlington, HomeGoods, LA Fitness
Commack (leased through January 2021)(3)	47,000	100.0%	20.69	—	PetSmart, Ace Hardware
Dewitt (Marshall Plaza) (leased through 2041)(3)	46,000	100.0%	22.38	—	Best Buy
Freeport (Meadowbrook Commons) (leased through 2040)(3)	44,000	100.0%	22.31	—	Bob's Discount Furniture
Freeport (Freeport Commons)	173,000	100.0%	22.23	$43,100	The Home Depot, Staples
Huntington (Huntington Commons)	204,000	71.1%	18.82	—	Marshalls, ShopRite (lease not commenced), Old Navy, Petco
Inwood (Burnside Commons)	100,000	96.5%	19.46	—	Stop & Shop
Massapequa, NY (Sunrise Mall) (leased through 2069)(3)(4)(6)	1,211,000	65.7%	8.77	—	Macy's, Sears, Dick's Sporting Goods, Dave & Buster's, Raymour & Flanigan
Mt. Kisco (Mt. Kisco Commons)	189,000	96.9%	16.97	$12,952	Target, Stop & Shop
New Hyde Park (leased through 2029)(3)	101,000	100.0%	21.93	—	Stop & Shop
Queens (Cross Bay Commons)	46,000	80.5%	42.70	—	Northwell Health

URBAN EDGE PROPERTIES
PROPERTY STATUS REPORT
As of December 31, 2020
(dollars in thousands, except per sf amounts)

Property	Total Square Feet (1)	Percent Leased(1)	Weighted Average ABR PSF(2)	Mortgage Debt(7)	Major Tenants
Rochester (Henrietta) (leased through 2056)(3)	165,000	100.0%	4.64	—	Kohl's
Staten Island (Forest Commons)	165,000	96.3%	24.87	—	Western Beef, Planet Fitness, Mavis Discount Tire, NYC Public School
Yonkers Gateway Center	448,000	93.1%	16.18	$28,482	Burlington, Marshalls, Homesense, Best Buy, DSW, PetSmart, Alamo Drafthouse Cinema
Pennsylvania:
Bensalem (Marten Commons)	185,000	96.6%	14.25	—	Kohl's, Ross Dress for Less, Staples, Petco
Broomall(6)	169,000	64.7%	16.34	—	National retailer (lease not commenced), Planet Fitness, PetSmart
Glenolden (MacDade Commons)	102,000	100.0%	12.86	—	Walmart
Lancaster (Lincoln Plaza)	228,000	100.0%	5.12	—	Lowe's, Community Aid, Mattress Firm
Springfield (leased through 2025)(3)	41,000	100.0%	22.99	—	PetSmart
Wilkes-Barre (461 - 499 Mundy Street)	179,000	68.4%	12.79	—	Bob's Discount Furniture, Ross Dress for Less, Marshalls, Petco
Wyomissing (leased through 2065)(3)	76,000	100.0%	14.70	—	LA Fitness, PetSmart
South Carolina:
Charleston (leased through 2063)(3)	45,000	100.0%	15.10	—	Best Buy
Virginia:
Norfolk (leased through 2069)(3)	114,000	100.0%	7.79	—	BJ's Wholesale Club
Puerto Rico:
Las Catalinas	356,000	51.7%	46.86	$127,669	Forever 21, Old Navy
Montehiedra	539,000	93.9%	18.27	$81,141	Kmart, The Home Depot, Marshalls, Caribbean Cinemas, Tiendas Capri, Old Navy
Total Shopping Centers and Malls	15,221,000	88.7%	$18.97	$1,556,697
INDUSTRIAL:
East Hanover Warehouses	943,000	100.0%	5.85	$40,700	J & J Tri-State Delivery, Foremost Groups, PCS Wireless, Fidelity Paper & Supply, Meyer Distributing, Consolidated Simon Distributors, Givaudan Flavors, Reliable Tire, LineMart
Lodi (Route 17 North)	127,000	100.0%	9.95	—	AAA Wholesale Group (lease not commenced)
Total Industrial	1,070,000	100.0%	$6.34	$40,700

Total Urban Edge Properties	16,291,000	89.4%	$18.04	$1,597,397
(1) Percent leased is expressed as the percentage of gross leasable area subject to a lease. The Company excludes 132,000 sf of self-storage from the report above.
(2) Weighted average annual base rent per square foot is the current base rent on an annualized basis. It includes executed leases for which rent has not commenced and excludes tenant expense reimbursements, free rent periods, concessions and storage rent. Excluding ground leases where the Company is the lessor, the weighted average annual rent per square foot for our retail portfolio is $20.65 per square foot.
(3) The Company is a lessee under a ground or building lease. Ground and building lease terms include exercised options and options that may be exercised in future periods. For building leases, the total square feet disclosed for the building will revert to the lessor upon lease expiration. At Salem, the ground lease is for a portion of the parking area only. At Massapequa, the ground lease pertains to the land occupied by Sears and Macy's.
(4) We own 95% of Walnut Creek (Mt. Diablo) and 82.5% of Sunrise Mall with the remaining portions in each case owned by joint venture partners.
(5) The tenant never commenced operations at this location but continues to pay rent.
(6) Not included in the same-property pool for the purposes of calculating same-property NOI for the quarter ended December 31, 2020 and 2019, respectively.
(7) Mortgage debt balances exclude unamortized debt issuance costs.
(8) On January 8, 2021, the Company sold a 42,000 sf portion of this property occupied by Blink Fitness and Aldi.

URBAN EDGE PROPERTIES
PROPERTY ACQUISITIONS AND DISPOSITIONS
For the year ended December 31, 2020
(dollars in thousands)

2020 Property Acquisitions:

Date Acquired	Property Name	City	State	GLA	Price(1)
2/12/2020	Kingswood Center	Brooklyn	NY	130,000	$88,800
2/12/2020	Kingswood Crossing	Brooklyn	NY	110,000	76,000
12/11/2020	51 East Spring Valley Ave	Maywood	NJ	3,000	650
12/31/2020	Sunrise Mall(2)	Massapequa	NY	1,211,000	29,700

2020 Property Dispositions:

Date Disposed	Property Name	City	State	GLA	Price
1/24/2020	Signal Hill	Signal Hill	CA	45,000	$16,600
1/31/2020	Easton Commons	Bethlehem	PA	153,000	12,534
3/12/2020	Lawnside Commons	Lawnside	NJ	151,000	31,550
(1) Excludes $3.1 million of transaction costs related to property acquisitions.
(2) The Company’s ownership interest of this property is 82.5%.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2020
(in thousands, except square footage data)

ACTIVE PROJECTS	Estimated Gross Cost(1)		Incurred as of 12/31/20	Target Stabilization(2)	Description and status
Huntington Commons(3)	$31,200		$800	3Q22	Retenanting former Kmart Box with ShopRite, tenant repositioning and facade renovations
Broomall Commons	17,500		400	3Q22	Retenanting former 85,000± sf Giant Food space with national retailers and repositioning center (45,000± sf executed)
Lodi(3)	15,400		900	1Q22	Converting former National Wholesale Liquidator space into 127,000± sf industrial space for AAA Wholesale Group and constructing a new 3,000 sf retail pad
Kearny Commons(3)	11,600		10,200	3Q21	Expanding by 22,000 sf to accommodate a 10,000 sf Ulta (open) and other tenants as well as adding a freestanding Starbucks (open)
Tonnelle Commons(3)	10,800		10,600	4Q21	Adding 102,000± sf CubeSmart self-storage facility on excess land (open)
Briarcliff Commons	10,500		1,600	1Q22	Retenanting former ShopRite with Uncle Giuseppe's, adding new 3,000± sf pad in parking lot
Outlets at Montehiedra(3)	9,200		2,500	4Q21	Constructing new 14,000± sf building for Walgreens and Global Mattress and a new 3,000± sf pad
The Plaza at Woodbridge(3)	8,900		4,300	1Q21	Backfilling former Toys "R" Us space with Bed Bath & Beyond and buybuy Baby (open)
Huntington Commons(3)	5,400		4,700	1Q21	Converting 11,000± sf basement space into office space (open)
The Plaza at Woodbridge(3)	4,100		4,100	2Q22	Repurposing 82,000± sf of unused basement space into Extra Space self-storage facility (open)
Wilkes-Barre(3)	3,400		2,600	2Q21	Adding new Panera Bread pad
Mt. Kisco Commons(3)	3,000		2,800	4Q21	Converting former sit-down restaurant into a Chipotle (open) and another quick service restaurant
Salem(3)	1,400		300	4Q21	Retenanting former Babies "R" Us with Fun City

Total	$132,400	(4)	$45,800

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Target Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Target Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table on page 27. The Target Stabilization date is an estimate and is subject to change resulting from uncertainties inherent in the development process and not wholly under the Company's control. The estimated stabilization dates shown reflect our best estimate assuming activity is not further impeded by COVID-19 related restrictions.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated, unleveraged yield for total Active projects is 8% based on total estimated project costs and the incremental, unleveraged NOI directly attributable to the projects unless otherwise noted. The incremental, unleveraged NOI for Active projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.

URBAN EDGE PROPERTIES
DEVELOPMENT, REDEVELOPMENT AND ANCHOR REPOSITIONING PROJECTS
As of December 31, 2020
(in thousands, except square footage data)

COMPLETED PROJECTS	Estimated Gross Cost(1)		Incurred as of 12/31/20	Stabilization(2)	Description and status
Garfield Commons - Phase II(3)	$3,900		$3,800	3Q20	Added 18,000± sf of shops for AutoZone and Five Below

Total	$3,900	(4)	$3,800

FUTURE REDEVELOPMENT(5)	Location	Opportunity
Shops at Bruckner	Bronx, NY	Retenant end-cap anchor space, reposition small shops, facade renovations and common area improvements
Bergen Town Center	Paramus, NJ	Develop a mix of uses including residential and/or office; common area improvements and enhancements to improve merchandising
The Plaza at Cherry Hill	Cherry Hill, NJ	Renovating center
Outlets at Montehiedra	San Juan, PR	Develop new pad
Marlton Commons	Marlton, NJ	Develop new small shop space
Hudson Mall	Jersey City, NJ	Develop a mix of uses surrounding Hudson Mall as well as redeveloping parts of the mall to create a retail destination and retenant former Toys "R" Us box
Wilkes-Barre	Wilkes-Barre, PA	Retenant former Babies "R" Us box
Brick Commons	Bricktown, NJ	Develop new pad
Brunswick Commons	East Brunswick, NJ	Develop new pad
Las Catalinas Mall	Caguas, PR	Retenant former Kmart box

(1) Estimated gross cost includes the allocation of internal costs such as labor, interest and taxes.
(2) Stabilization reflects the first quarter in which at least 80% of the expected NOI from the project has commenced. A project achieving Stabilization is classified as Completed whether or not all costs have been expended and remains listed as a Completed project for one year in the table above.
(3) Results from these properties are included in our same-property metrics.
(4) The estimated unleveraged yield for Completed projects is 10% based on the total estimated project costs of and the incremental unleveraged NOI expected from the projects. The incremental unleveraged NOI for Completed projects excludes NOI generated outside the project scope such as the impact on future lease rollovers or on the long-term value of the property. The unleveraged yield for projects related to vacant spaces as a result of bankruptcy is based on the total NOI directly attributable to the project and the estimated project costs.
(5) The Company has identified future redevelopment opportunities which are, or will soon be, in preliminary planning phases and as such, may not ultimately become active projects. Proceeding with these investments is subject to many factors outside of the Company's control, and it is possible that municipal or other approvals may delay or suspend our ability to proceed with such plans. The execution of these projects is discretionary and we are under no current obligation to fund these projects.

URBAN EDGE PROPERTIES
DEBT SUMMARY
As of December 31, 2020 and December 31, 2019
(in thousands)

	December 31, 2020	December 31, 2019
Secured fixed rate debt	$1,428,026	$1,386,748
Secured variable rate debt	169,371	169,500
Total debt	$1,597,397	$1,556,248

% Secured fixed rate debt	89.4%	89.1%
% Secured variable rate debt	10.6%	10.9%
Total	100%	100%

Secured mortgage debt	$1,597,397	$1,556,248
Unsecured debt(1)	—	—
Total debt	$1,597,397	$1,556,248

% Secured mortgage debt	100%	100%
% Unsecured mortgage debt	N/A	N/A
Total	100%	100%

Weighted average remaining maturity on secured mortgage debt	5.5 years	5.7 years

Total market capitalization (see page 16)	$3,172,756

% Secured mortgage debt	50.3%
% Unsecured debt	—%
Total debt : Total market capitalization	50.3%

Weighted average interest rate on secured mortgage debt(2)	3.92%	4.04%

Note: All amounts and calculations exclude unamortized debt issuance costs on mortgages payable.

(1) In March 2020, the Company borrowed $250 million under its revolving credit agreement. This balance was fully repaid on November 4, 2020. The agreement has a maturity date of January 29, 2024 with two six-month extension options. Borrowings under the agreement bear interest at LIBOR plus an applicable margin of 1.05% to 1.50% and an annual facility fee of 15 to 30 basis points based on our current leverage ratio.
(2) Weighted average interest rate is calculated based on balances outstanding at the respective dates.

URBAN EDGE PROPERTIES
MORTGAGE DEBT SUMMARY
As of December 31, 2020 and December 31, 2019
(dollars in thousands)

Debt Instrument	Maturity Date	Rate	December 31, 2020	December 31, 2019	Percent of Debt at December 31, 2020
Cherry Hill (Plaza at Cherry Hill)(2)	5/24/22	1.75%	$28,930	$28,930	1.8%
Westfield (One Lincoln Plaza)(2)	5/24/22	1.75%	4,730	4,730	0.3%
Woodbridge (Plaza at Woodbridge)(2)	5/25/22	1.75%	55,340	55,340	3.5%
Paramus (Bergen Town Center - West)	4/8/23	3.56%	300,000	300,000	18.8%
Bronx (Shops at Bruckner)	5/1/23	3.90%	10,351	10,978	0.6%
Jersey City (Hudson Mall)	12/1/23	5.07%	22,904	23,625	1.4%
Yonkers Gateway Center	4/6/24	4.16%	28,482	30,122	1.8%
Jersey City (Hudson Commons)(1)	11/15/24	2.05%	28,586	29,000	1.8%
Watchung(1)	11/15/24	2.05%	26,613	27,000	1.7%
Bronx (1750-1780 Gun Hill Road)(1)	12/1/24	2.05%	25,172	24,500	1.6%
Brick	12/10/24	3.87%	50,000	50,000	3.1%
North Plainfield	12/10/25	3.99%	25,100	25,100	1.6%
Las Catalinas(3)	2/1/26	4.43%	127,669	129,335	8.0%
Middletown	12/1/26	3.78%	31,400	31,400	2.0%
Rockaway	12/1/26	3.78%	27,800	27,800	1.7%
East Hanover (200 - 240 Route 10 West)	12/10/26	4.03%	63,000	63,000	3.9%
North Bergen (Tonnelle Ave)	4/1/27	4.18%	100,000	100,000	6.3%
Manchester	6/1/27	4.32%	12,500	12,500	0.8%
Millburn	6/1/27	3.97%	23,381	23,798	1.5%
Totowa	12/1/27	4.33%	50,800	50,800	3.2%
Woodbridge (Woodbridge Commons)	12/1/27	4.36%	22,100	22,100	1.4%
East Brunswick	12/6/27	4.38%	63,000	63,000	3.9%
East Rutherford	1/6/28	4.49%	23,000	23,000	1.4%
Brooklyn (Kingswood Center)	2/6/28	5.07%	71,696	—	4.5%
Hackensack	3/1/28	4.36%	66,400	66,400	4.2%
Marlton	12/1/28	3.86%	37,400	37,400	2.3%
East Hanover Warehouses	12/1/28	4.09%	40,700	40,700	2.5%
Union (2445 Springfield Ave)	12/10/28	4.01%	45,600	45,600	2.9%
Freeport (Freeport Commons)	12/10/29	4.07%	43,100	43,100	2.7%
Montehiedra(4)	6/1/30	5.00%	81,141	83,202	5.1%
Montclair	8/15/30	3.15%	7,250	—	0.5%
Garfield	12/1/30	4.14%	40,300	40,300	2.5%
Mt Kisco	11/15/34	6.40%	12,952	13,488	0.8%
Montehiedra (junior loan)	—	—%	—	30,000	—%
Total mortgage debt		3.92%	$1,597,397	$1,556,248	100%
Unamortized debt issuance costs			(9,865)	(10,053)
Total mortgage debt, net			$1,587,532	$1,546,195
(1)Bears interest at one month LIBOR plus 190 bps.
(2)Bears interest at one month LIBOR plus 160 bps.
(3)In December 2020, the non-recourse mortgage loan on Las Catalinas Mall was modified to include the ability for the Company to repay the loan at a discounted value of $72.5 million, beginning in August 2023 through the extended maturity date of February 2026 and to convert the mortgage from an amortizing 4.43% loan to interest only payments, starting at 3.00% in 2021 and increasing 50 basis points annually until returning to 4.43% in 2024 and thereafter.
(4)On June 1, 2020, we refinanced the mortgage secured by The Outlets at Montehiedra in Puerto Rico, whereby the $30 million junior loan plus accrued interest of $5.4 million was forgiven and the senior loan was replaced by a new $82 million, 10-year fixed rate mortgage.

URBAN EDGE PROPERTIES
DEBT MATURITY SCHEDULE
As of December 31, 2020
(dollars in thousands)

Year	Amortization	Balloon Payments	Premium/(Discount) Amortization	Total	Weighted Average Interest rate at maturity	Percent of Debt Maturing
2021	$13,254	$—	$1,206	$14,460	3.9%	0.9%
2022	16,868	85,452	1,206	103,526	2.2%	6.5%
2023	19,124	329,436	1,182	349,742	3.7%	21.9%
2024	19,070	143,706	849	163,625	3.1%	10.2%
2025	16,793	23,260	814	40,867	4.2%	2.6%
2026	11,742	218,500	814	231,056	4.2%	14.5%
2027	8,390	259,525	814	268,729	4.3%	16.8%
2028	7,783	264,822	12	272,617	4.4%	17.1%
2029	5,775	38,186	(60)	43,901	4.2%	2.7%
Thereafter	8,129	101,042	(297)	108,874	4.7%	6.8%
Total	$126,928	$1,463,929	$6,540	$1,597,397	3.9%	100%
	Unamortized debt issuance costs			(9,865)
	Mortgage debt, net			$1,587,532

URBAN EDGE PROPERTIES
COVID-19 DISCLOSURE

Composition of Rental Revenue for the quarter ended December 31, 2020

Quarter Ended December 31, 2020
(in thousands)
Collected property rentals and tenant expense reimbursements from fourth quarter billings(1)	$78,457
Uncollected property rentals and tenant expense reimbursements from fourth quarter billings
Reserved(4)	5,017
Accrued - unreserved	3,019
Total property rentals and tenant expense reimbursements before non-cash adjustments from fourth quarter billings(2)	86,493
Non-cash adjustments(3)	6,711
Rental revenue deemed uncollectible	(6,548)
Total rental revenue recognized	$86,656
(1) Amount does not include approximately $10.9 million of rents collected during the fourth quarter that pertain to amounts billed in prior periods..
(2) Total fourth quarter billings include $10.1 million of gross amounts billed for leases with rental revenue being recognized on a cash-basis. The Company had 191 leases with rental revenue being recognized on a cash-basis as of December 31, 2020, which represented approximately 12% of total portfolio ABR.
(3) Amount comprises straight-line rental (expense) income, amortization of lease intangibles, credits for tenant abatements and accrued unbilled amounts during the fourth quarter.
(4) Uncollected reserved balances include amounts abated in the quarter, with $3.5 million of reserves pertaining to leases with rental revenue being recognized on a cash-basis.

Composition of Rental Revenue Deemed Uncollectible

Quarter Ended December 31, 2020
(in thousands)
Rental revenue deemed uncollectible (bad debt expense)
Amounts billed in fourth quarter deemed uncollectible	$5,017
Amounts billed prior to fourth quarter now deemed uncollectible(1)	4,241
Recovery of previous quarter amounts deemed uncollectible(2)	(2,710)
Total rental revenue deemed uncollectible (bad debt expense)(3)	$6,548
(1) Amount primarily relates to an increase in the reserve on outstanding balances due from tenants in high-risk categories including fitness, restaurants and theaters.
(2) Includes revenue recognized from cash-basis tenants for prior period amounts collected in the fourth quarter and changes in collectability assessments.
(3) Rental revenue deemed uncollectible includes amounts from abatements executed during the quarter and $2.8 million recorded on revenue deemed uncollectible from tenants accounted for on a cash basis.

Status of Rent Deferrals

As of February 12, 2021, the Company has executed or approved deferral agreements as follows:

	Number Executed / Approved	Square Feet	Amount(2)	Weighted Avg. Payback Start Date	Weighted Avg Payback (in months)
Deferral Agreements(1)	112	1,481,000	$8,200	2/2021	16
(1) There can be no assurance that all payment deferral plans will be consummated at the agreed-upon terms and/or if consummated, repaid consistent with terms of the agreement.
(2) Amount in thousands. Includes both base rent and/or tenant expense reimbursement amounts, of which $3.3 million, $3.6 million and $1.3 million were deferred from second quarter, third quarter and fourth quarter billings, respectively, based on specific terms of each agreement.

Collection Status as of December 31, 2020 by Tenant Type

	2Q 2020		3Q 2020		4Q 2020
Tenant Type	Tenant Billings(1)	% Collected	Tenant Billings(1)(2)	% Collected	Tenant Billings(1)	% Collected
National	$65,787	85%	$68,390	90%	$63,809	94%
Regional	9,460	63%	9,858	79%	9,286	89%
Mom and pop	6,872	62%	7,009	73%	6,575	76%
Local franchise	5,556	64%	5,549	74%	5,181	76%
Temporary	1,717	50%	1,137	99%	1,642	78%
Total	$89,392	79%	$91,943	87%	$86,493	91%
(1) Total tenant billings represent gross amounts billed, which include amounts that have been deferred or abated.
(2) Higher billings in the third quarter are attributable to real estate taxes billed to tenants.

Collection Status as of December 31, 2020 by Tenant Category

	2Q 2020		3Q 2020		4Q 2020
Tenant Category	Tenant Billings(1)	% Collected	Tenant Billings(1)	% Collected	Tenant Billings(1)	% Collected
Discounters / Century 21 / Walmart / Target	$15,381	83%	$16,438	82%	$14,892	93%
Grocer / warehouse clubs	11,070	99%	10,976	99%	10,734	97%
Apparel / department stores	10,801	65%	10,883	91%	9,856	92%
Home improvement	9,265	100%	9,150	100%	9,237	98%
Other(2)	8,377	69%	7,927	85%	8,724	81%
Restaurants	7,359	52%	7,471	70%	6,935	74%
Other essential businesses (auto, pet supplies, banks, pharmacy, packaging, etc.)	6,353	98%	7,229	98%	6,325	97%
Furnishings	5,187	82%	5,368	96%	4,889	98%
Consumer electronics	4,450	94%	4,621	98%	4,482	95%
Fitness	3,678	9%	4,052	36%	3,346	82%
Medical offices	2,762	89%	2,789	91%	2,745	91%
Industrial / Non-retail	2,228	93%	2,188	95%	2,130	96%
Office supplies	1,712	94%	1,792	98%	1,606	93%
Theaters	769	6%	1,059	0%	592	0%
Total	$89,392	79%	$91,943	87%	$86,493	91%

(1) Total tenant billings represent gross amounts billed, which include amounts that have been deferred or abated.
(2) Category includes sporting goods, beauty, personal care services, education, entertainment, education, nutrition, and other tenant types representing 8% of total ABR.

Status of Rent Collections as of February 12, 2021
The status of collections by property type as of February 12, 2021 were as follows:

		% Collected
	% of Portfolio ABR	2Q 2020	3Q 2020	4Q 2020	January 2021
Strips	74%	86%	90%	95%	92%
Malls(1)	24%	63%	85%	88%	82%
Industrial	2%	99%	100%	100%	93%
Total portfolio	100%	81%	89%	93%	90%
(1) Includes Bergen Town Center, Hudson Mall, Outlets at Montehiedra, Las Catalinas Mall and Sunrise Mall.